ICE Trade Vault Ultimate Parent & Affiliate Information Notification
SBSR Reporting
Rule 906(b) of the Securities and Exchange Commission 17 CFR Part 242 Regulation SBSR - Reporting and Dissemination of Security-Based Swap Information "requires each participant of a registered SDR to provide information sufficient to identify the participant's ultimate parent(s) and any affiliate(s) of the participant that also are participants of the registered SDR, using ultimate parent ID's and counterparty IDs."

Please complete sections below:
ICE Trade Vault Participant Legal Entity Name:
_______________________________________________________
ICE Trade Vault Participant Legal Entity ID (LEI):
_______________________________________________________
Ultimate Parent:
_______________________________________________________
Ultimate Parent ID (LEI):
_______________________________________________________
ICE Trade Vault Affiliate Participants & Affiliate IDs (LEIs):
__________________________________ ____________________________________
__________________________________ ____________________________________
__________________________________ ____________________________________
__________________________________ ____________________________________
__________________________________ ____________________________________
The ICE Trade Vault Participant Legal Entity noted above agrees to immediately notify ICE Trade Vault should the Ultimate Parent and/or Affiliate Information change.

______________________________________________________
Date of Notification

_______________________________________________________
Signature of Requesting Participant

_______________________________________________________
Name of Requesting Participant Signatory